UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Wilson Blvd., Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On February 28, 2025, CoStar Group, Inc., a Delaware corporation (“CoStar Group”), completed the previously announced acquisition contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 21, 2024 (the “Merger Agreement”), by and among CoStar Group, Matterport, Inc., a Delaware corporation (“Matterport”), Matrix Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CoStar Group (“Merger Sub I”), and Matrix Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of CoStar Group (“Merger Sub II”). Pursuant to the Merger Agreement, among other things, (i) Merger Sub I was merged with and into Matterport (the “First Merger”), with Matterport surviving the First Merger as a wholly-owned subsidiary of CoStar Group (the “Surviving Corporation”) and (ii) as the Threshold Percentage (as defined in the Merger Agreement) was at least 40%, immediately following the First Merger and as part of a single integrated transaction, the Surviving Corporation was merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly-owned subsidiary of CoStar Group.

Upon completion of the Mergers, pursuant to the terms and conditions of the Merger Agreement, each share of Matterport Class A common stock, par value $0.0001 per share (the “Matterport Common Stock”), issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”) (other than any cancelled shares) was converted into (i) a number of shares of common stock of CoStar Group, par value $0.01 per share (each, a “CoStar Share”), equal to 0.03552 (the “Exchange Ratio”) and (ii) $2.75 in cash per share, without interest. The Exchange Ratio was determined based on the average of the volume-weighted average prices at which the CoStar Shares traded on Nasdaq Global Select Market for the twenty (20) consecutive Trading Days (as defined in the Merger Agreement) ending on (and including) the Trading Day that was three (3) Trading Days prior to the date of the First Effective Time (the “Average Parent Share Price”) and was subject to a symmetrical collar, pursuant to which, because the Average Parent Share Price was less than or equal to $77.42, the Exchange Ratio was set at 0.03552. Holders of Matterport Common Stock received cash in lieu of fractional CoStar Shares.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference in its entirety.

Item 7.01	Regulation FD Disclosure.

Following consummation of the Mergers, on February 28, 2025, CoStar Group issued a press release announcing the completion of the Mergers. A copy of the press release is hereby furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed herewith as exhibits to this Current Report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated April 21, 2024, by and among CoStar Group, Inc., Matterport, Inc., Matrix Merger Sub, Inc. and Matrix Merger Sub II LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 22, 2024).

99.1*	Press Release, dated February 28, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

Date: February 28, 2025	By:	/s/ Christian M. Lown
	Name:	Christian M. Lown
	Title:	Chief Financial Officer